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Pricing Supplement No. 13 Dated March 4, 1999  Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated October 27, 1998 and      File No.: 333-38387-99
Prospectus Supplement dated November 4, 1998)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

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Date of Issue:   3/9/99 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                        [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  3/15/01 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                          [ ] CMT Rate Note               [ ] Treasury Rate Note
                                          [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422N CU 8

Principal Amount: $15,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 15th Day of Each Month

Interest Reset Dates: 15th Day of Each Month

Index Maturity: 30 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 6 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: March 9, 1999 to April 15, 1999 and monthly thereafter, up to but excluding the interest payment day

Interest Rate Reset Period: March 9, 1999 to April 15, 1999 and monthly thereafter, up to but excluding the interest payment day

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

Correction to Supplement Number 12: The CUSIP listed in Pricing Supplement Number 12 should be 06422QAA7, not 06422OAA7.

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM") and Banc One Capital Markets, Inc. ("BOCM"), wholly owned subsidiaries of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM and BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.